EXHIBIT 99

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                          RF NITRO COMMUNICATIONS, INC.


                            2001 STOCK INCENTIVE PLAN


                              Adopted: May 30, 2001


                     Approved by Stockholders: May 30, 2001


                         Termination Date: May 29, 2011


                Amended and Restated: Effective October 23, 2001




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                                TABLE OF CONTENTS

                                                                     Page Number

1.    Purpose.................................................................1
2.    Definitions.............................................................1
   (a)   "Act"................................................................1
   (b)   "Applicable Withholding Taxes".......................................1
   (c)   "Board"..............................................................1
   (d)   "Change of Control"..................................................1
   (e)   "Code"...............................................................2
   (f)   "Committee"..........................................................2
   (g)   "Company"............................................................3
   (h)   "Company Stock"......................................................3
   (i)   "Consultant".........................................................3
   (j)   "Continuous Service".................................................3
   (k)   "Date of Grant"......................................................3
   (l)   "Disability" or "Disabled"...........................................3
   (m)   "Employee"...........................................................3
   (n)   "Fair Market Value"..................................................3
   (o)   "Incentive Award"....................................................4
   (p)   "Incentive Stock Option".............................................4
   (q)   "Mature Shares"......................................................4
   (r)   "Non-Employee Director"..............................................4
   (s)   "Nonstatutory Stock Option"..........................................4
   (t)   "Option"............................................................ 4
   (u)   "Parent".............................................................4
   (v)   "Participant"........................................................4
   (w)   "Publicly Traded"....................................................5
   (x)   "Restricted Stock"...................................................5
   (y)   "Rule 16b-3".........................................................5
   (z)   "Subsidiary".........................................................5
   (aa)  "10% Shareholder"....................................................5
   (bb) "Taxable Year"........................................................5
3.    General.................................................................5
4.    Stock...................................................................5
5.    Eligibility.............................................................5
6.    Restricted Stock Awards.................................................6
7.    Stock Options...........................................................7
   (a)   Exercise Price of an Incentive Stock Option..........................7
   (b)   Term.................................................................7
   (c)   Change in Control....................................................8
   (d)   Termination of Continuous Service....................................8
   (e)   Disability of Participant............................................8
   (f)   Death of Participant.................................................8
   (g)   Extension of Termination Date........................................9
   (h)   Early Exercise.......................................................9
8.    Method of Exercise of Options...........................................9
9.    Nontransferability of Options..........................................10
10.   Effective Date of the Plan.............................................10
11.   Termination, Modification, Change......................................10
12.   Change in Capital Structure............................................11
13.   Administration of the Plan.............................................12
14.   Notice.................................................................13
15.   Shareholder Rights.....................................................13
16.   No Employment or other Service Rights..................................13
17.   Options Granted to Non-Exempt Employees................................14
18.   Interpretation.........................................................14




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                          RF NITRO COMMUNICATIONS, INC.
                            2001 STOCK INCENTIVE PLAN

                              Adopted: May 30, 2001

                     Approved by Stockholders: May 30, 2001

                         Termination Date: May 29, 2011

                Amended and Restated: Effective October 23, 2001


     1. PURPOSE. The purpose of the RF Nitro Communications, Inc. 2001 Stock Incentive Plan (the "Plan") is to further the long term stability and financial success of RF Nitro Communications, Inc. and its successors (as defined in Section 2(g) herein, the "Company") by retaining and attracting key employees, non-employee directors, and consultants of the Company and its affiliates, through the use of stock incentives. It is believed that ownership of Company Stock will stimulate the efforts of those employees, directors and consultants upon whose efforts, interest and judgment the Company is and will be largely dependent for success. It is also believed that Incentive Awards granted to employees and directors under this Plan will strengthen their desire to remain with the Company and will further identify their interests with the interests of the Company's shareholders. The Plan is intended to conform to the provisions of Securities and Exchange Commission Rule 16b-3, to the extent that such provisions are applicable to transactions under the Plan. For the purposes herein, an "affiliate" shall mean an entity controlling, controlled by or under common control with, the Company.

     2. DEFINITIONS. As used in the Plan, the following terms have the meanings indicated:


         (a) "Act" means the Securities Exchange Act of 1934, as amended.

         (b) "Applicable Withholding Taxes" means the minimum aggregate amount of federal, state and local income and payroll taxes that the Company is required by applicable law to withhold in connection with any Incentive Award.

         (c) "Board" means the board of directors of the Company.

         (d) "Change of Control" means, before the Company Stock is Publicly Traded, an event described in (i), or (ii):

              (i) The closing date of any sale or other disposition of substantially all the assets of the Company, other than in the ordinary course of business.

              (ii) Any person or persons attaining ownership of more than 50% of the Company Stock, other than (A) any person or persons who own Company Stock as of the effective date specified in Section 10 (the "Existing Shareholders"); (B) any trusts, partnerships or corporations controlled by the Existing Shareholders; (C) the Company (or any subsidiary of the Company); (D) any employee benefit plan of the Company (or any subsidiary of the Company); or (E) any entity holding Company Stock for or pursuant to the terms of any such employee benefit plan.

     After the Company Stock is Publicly Traded, "Change of Control" means an event described in (iii), (iv), (v), or (vi):

              (iii) The acquisition by a Group of Beneficial Ownership of 50% or more of the Stock or the Voting Power of the Company, but excluding for this purpose: (A) any acquisition by the Company, a subsidiary of the Company, or an employee benefit plan of the Company or a subsidiary of the Company; or (B) any acquisition of Common Stock of the Company by management employees of the Company. For purposes of this Section, "Group" means any individual, entity or group within the meaning of
         Section 13(d)(3) or 14(d)(2) of the Act, "Beneficial Ownership" has the meaning in Rule 13d-3 promulgated under the Act, "Stock" means the then outstanding shares of common stock, and "Voting Power" means the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors.

              (iv) Individuals who constitute the Board on the date immediately after the Company Stock becomes Publicly Traded (the "Incumbent Board") cease to constitute at least a majority of the Board, provided that any director whose nomination was approved by a majority of the Incumbent Board shall be considered a member of the Incumbent Board unless such individual's initial assumption of office is in connection with an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Act).

              (v) Approval by the shareholders of the Company of a reorganization, merger or consolidation, in each case, in which the owners of more than 50% of the Stock or Voting Power of the Company do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 50% of the Stock or Voting Power of the corporation resulting from such reorganization, merger or consolidation.

              (vi) A complete liquidation or dissolution of the Company or of its sale or other disposition of all or substantially all of the assets of the Company.

         (e) "Code" means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor or replacement provision of the Code.

         (f) "Committee" means the committee appointed by the Board (as described in Section 13), or the entire Board if no committee is appointed.

         (g) "Company" means RF Nitro Communications, Inc.; provided, however, that, effective as of October 23, 2001, the "Company" shall refer to RF Micro Devices, Inc., the surviving corporation in the merger of RF Nitro Communications, Inc. ("RF Nitro") into RF Micro Devices, Inc. ("RFMD"), pursuant to an Agreement and Plan of Merger and Reorganization dated October 11, 2001 between RF Nitro and RFMD.

         (h) "Company Stock" means common stock of the Company (as defined in Section 2(g) herein). In the event of a change in the capital structure of the Company (including any change in connection with Company Stock becoming Publicly Traded) the shares resulting from such a change shall be deemed to be Company Stock within the meaning of the Plan.

         (i) "Consultant" means any person, including an advisor, engaged by the Company (or a Parent or Subsidiary of the Company) to render consulting or advisory services and who is compensated for such services, or who is a member of the board of directors of a Parent or Subsidiary of the Company.

         (j) "Continuous Service" means that the Participant's service with the Company, or any Parent or Subsidiary of the Company, whether as an Employee, Non-Employee Director or Consultant, is not interrupted or terminated. The Participant's Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company, or any Parent or Subsidiary of the Company, as an Employee, Non-Employee Director or Consultant or a change in the entity for which the Participant renders service, provided that there is no interruption or termination of the Participant's Continuous Service and, provided, further, that whether an Employee granted an Incentive Stock Option has remained in "Continuous Service" for purposes of Section 422 of the Code shall be determined in accordance with Section 421 of the Code and related regulations. The Board or chief executive officer of the Company, in that party's sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave.

         (k) "Date of Grant" means the date on which an Incentive Award is granted by the Committee or such later date specified by the Committee as the date as of which the grant of the Incentive Award is to be effective.

         (l) "Disability" or "Disabled" means, as to an Incentive Stock Option, a disability within the meaning of Code Section 22(e)(3). As to all other Incentive Awards, the Committee shall determine whether a Disability exists and such determination shall be conclusive.

         (m) "Employee" means an individual employed by the Company or the Parent or a Subsidiary of the Company.

         (n) "Fair Market Value" means, if the Company Stock is not Publicly Traded, the value of a share of Company Stock determined by the Committee in good faith. If the Company Stock is Publicly Traded, the value of a share of Company Stock, determined as follows:

              (i) If such Company Stock is then quoted on the Nasdaq National Market, its closing price on the Nasdaq National Market on the date of determination, as reported in The Wall Street Journal;

              (ii) If such Company Stock is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Company Stock is listed or admitted to trading, as reported in The Wall Street Journal;

              (iii) If such Company Stock is not quoted on the Nasdaq National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; or

              (iv) If none of the foregoing is applicable, by the Committee in good faith.

         (o) "Incentive Award" means, collectively, an award of Restricted Stock or an Option granted under the Plan.

         (p) "Incentive Stock Option" means an Option intended to meet the requirements of, and to qualify for favorable federal income tax treatment under, Code Section 422. Incentive Stock Options may be granted only to Employees.

         (q) "Mature Shares" means shares of Company Stock for which the holder thereof has good title, free and clear of all liens and encumbrances and which such holder either (i) has held for at least six months or (ii) has purchased on the open market.

         (r) "Non-Employee Director" means a member of the Board who is not an Employee of the Company or the Parent or a Subsidiary of the Company.

         (s) "Nonstatutory Stock Option" means an Option which does not meet the requirements of Code Section 422, or even if meeting the requirements of Code Section 422, is not intended to be an Incentive Stock Option and is so designated.

         (t) "Option" means a right to purchase Company Stock granted under the Plan, at a price determined in accordance with the Plan.

         (u) "Parent" means, with respect to any corporation, a parent of that corporation within the meaning of Code Section 424(e).

         (v)  "Participant"   means  an  Employee,   Non-Employee   Director  or
     Consultant who receives an Incentive Award under the Plan.

         (w) "Publicly Traded" means a registration statement with respect to Company Stock that was filed by the Company with the Securities and Exchange Commission has become effective.

         (x) "Restricted Stock" means Company Stock awarded upon the terms and subject to the restrictions set forth in Section 6.

         (y) "Rule 16b-3" means Rule 16b-3 of the Securities and Exchange Commission promulgated under the Act. A reference in the Plan to Rule 16b-3 shall include a reference to any corresponding rule (or number redesignation) of any amendment to Rule 16b-3 enacted after the effective date of the Plan's adoption. The provisions of the Plan relating to Rule 16b-3 shall be applicable only if the Company Stock becomes Publicly Traded.

         (z) "Subsidiary" means, with respect to any corporation, a subsidiary of that corporation within the meaning of Code Section 424(f).

         (aa) "10% Shareholder" means a person who owns, directly or indirectly, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company. Indirect ownership of stock shall be determined in accordance with Code
     Section 424(d).

         (bb) "Taxable Year" means the fiscal period used by the Company for reporting taxes on income under the Code.

     3. GENERAL. The following types of Incentive Awards may be granted under the Plan: Restricted Stock, Incentive Stock Options and Nonstatutory
Stock Options.

     4. STOCK. Subject to Section 12 of the Plan, there shall be reserved for issuance under the Plan an aggregate of 945,000 shares of Company Stock, which shall be authorized but unissued shares. The number of shares of Company Stock subject to the Plan shall be subject to further adjustment as necessary or appropriate to reflect the effect of the merger of RF Nitro into RFMD, as defined in Section 2(g) herein. Shares allocable to Incentive Awards or portions thereof granted under the Plan that expire or otherwise terminate unexercised may again be subjected to an Incentive Award under the Plan. The Committee is expressly authorized to make an Incentive Award to a Participant conditioned upon the surrender for cancellation of an existing Incentive Award. For purposes of determining the number of shares that are available for Incentive Awards under the Plan, such number shall include the number of shares under an Incentive Award surrendered by a Participant or retained by the Company in payment of Applicable Withholding Taxes.

     5. ELIGIBILITY.

         (a) Any Employee, Non-Employee Director or Consultant of the Company (or Parent or Subsidiary of the Company) who, in the judgment of the Committee has contributed or can be expected to contribute to the profits or growth of the Company (or Parent or Subsidiary of the Company) shall be eligible to receive Incentive Awards under the Plan. Notwithstanding the foregoing, the grant of any Incentive Award under the Plan after October 23, 2001 shall be subject to, and may only be made if in accordance with, applicable laws, rules and regulations (including but not limited to
     Section 422 of the Code and the listing and other requirements of Nasdaq or applicable securities exchange). The Committee shall have the power and complete discretion, as provided in Section 13, to select eligible Employees to receive Incentive Awards and to determine for each Employee the terms and conditions, the nature of the award and the number of shares to be allocated to each Employee as part of each Incentive Award. Both the Board and the Committee shall have the power and complete discretion, as provided in Section 13, to select eligible Non-Employee Directors and Consultants to receive Incentive Awards and to determine for each Non-Employee Director or Consultant the nature of the award and the terms and conditions of each Incentive Award.

         (b) The grant of an Incentive Award shall not obligate the Company or any Parent or Subsidiary of the Company to pay an Employee, Non-Employee Director or Consultant any particular amount of remuneration, to continue the employment or service of the Participant after the grant or to make further grants to the Employee, Non-Employee Director or Consultant at any time thereafter.

     6. RESTRICTED STOCK AWARDS.

         (a) The Committee may make grants of Restricted Stock to Participants. Whenever the Committee deems it appropriate to grant Restricted Stock, written or electronic notice shall be given to the Participant stating the number of shares of Restricted Stock granted and the terms and conditions to which the Restricted Stock is subject. This notice, when accepted in writing by the Participant, shall become an award agreement between the Company and the Participant and, unless the Committee determines otherwise, certificates representing the shares shall be issued and delivered to the Participant. Restricted Stock may be awarded by the Committee in its discretion without receipt of consideration other than services from Participants.

         (b) No shares of Restricted Stock may be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered or disposed of until the restrictions on such shares as set forth in the Participant's award agreement (which may include rights of repurchase) have lapsed or been removed pursuant to paragraph (d) or (e) below.

         (c) Unless the Committee determines otherwise, upon the acceptance by a Participant of an award of Restricted Stock, such Participant shall, subject to the restrictions set forth in paragraph (b) above, have all the rights of a shareholder with respect to such shares of Restricted Stock, including, but not limited to, the right to vote such shares of Restricted Stock and the right to receive all dividends and other distributions, if any, paid thereon. Certificates representing Restricted Stock may bear a legend referring to the restrictions set forth in the Plan and the Participant's award agreement.

         (d) The Committee shall establish as to each award of Restricted Stock the terms and conditions upon which the restrictions set forth in paragraph
     (b) above shall lapse. Such terms and conditions may include, without limitation, the lapsing of such restrictions as a result of the Disability, death or retirement of the Participant or the occurrence of a Change of Control.

         (e) Notwithstanding the provisions of paragraph (b) above, the Committee may at any time, in its sole discretion, accelerate the time at which any or all restrictions will lapse or remove any and all such restrictions.

         (f) Each Employee shall agree at the time his or her Restricted Stock is granted, and as a condition thereof, to pay to the Company, or make arrangements satisfactory to the Company regarding the payment to the Company of, Applicable Withholding Taxes. Until such amount has been paid or arrangements satisfactory to the Company have been made, no stock certificate free of a legend reflecting the restrictions set forth in paragraph (b) above shall be issued to such Participant. As an alternative to making a cash payment to the Company to satisfy Applicable Withholding Taxes, if the grant so provides, the Employee may elect to (i) deliver Mature Shares or (ii) have the Company retain that number of shares of Company Stock that would satisfy all or a specified portion of the Applicable Withholding Taxes. The Company may require the Participant to execute a shareholder agreement or any such other form of agreement as it may deem appropriate as a condition to delivering a stock certificate to the Participant with respect to Restricted Stock.

     7. STOCK OPTIONS. Whenever the Committee deems it appropriate to grant Options, written or electronic notice shall be given to the eligible person stating the number of shares for which Options are granted, the Option price per share, whether the Options are Incentive Stock Options or Nonstatutory Stock Options, and the conditions to which the grant and exercise of the Options are subject. This notice, when duly accepted in writing by the Participant, shall become a stock option agreement between the Company and the Participant. To the extent that an Option is designated as an Incentive Stock Option but does not qualify as such under Section 422 of the Code, the Option (or portion thereof) shall be treated as a Nonstatutory Option.

         (a) Exercise Price of an Incentive Stock Option. The exercise price of shares of Company Stock covered by an Incentive Stock Option shall be not less than 100% of the Fair Market Value of such shares on the Date of Grant. The exercise price of shares of Company Stock covered by a Nonstatutory Stock Option shall be not less than 85% of the Fair Market Value of such shares on the Date of Grant. If the Participant to whom an Option is granted is a 10% Shareholder and the Option is an Incentive Stock Option, the exercise price of the Incentive Stock Option shall be not less than 110% of the Fair Market Value of the Company Stock on the Date of Grant.

         (b) Term. Options may be exercised in whole or in part at such times as may be specified by the Committee in the Participant's stock option agreement; provided that the exercise provisions for Incentive Stock Options shall in all events not be more liberal than the following provisions:

              (i) No Incentive Stock Option may be exercised after ten years (or, in the case of an Incentive Stock Option granted to a 10% Shareholder, five years) from the Date of Grant.

              (ii) An Incentive Stock Option by its terms, shall be exercisable in any calendar year only to the extent that the aggregate Fair Market Value (determined at the Date of Grant) of the Company Stock with respect to which incentive stock options are exercisable for the first time during the calendar year does not exceed $100,000 (the "Limitation Amount"). Incentive Stock Options granted under the Plan and similar incentive options granted under all other plans of the Company and any Parent or Subsidiary of the Company shall be aggregated for purposes of determining whether the Limitation Amount has been exceeded. The Committee may impose such conditions as it deems appropriate on an Incentive Stock Option to ensure that the foregoing requirement is met. If Incentive Stock Options that first become exercisable in a calendar year exceed the Limitation Amount, the excess Options will be treated as Nonstatutory Stock Options to the extent permitted by law.

              (iii) An Incentive Stock Option shall be subject to such other conditions on exercise as may be imposed under the Code.

         (c) Change in Control. The Committee may, in its discretion, grant Options that by their terms become fully exercisable upon a Change of Control, notwithstanding other conditions on exercisability in the stock option agreement.

         (d) Termination of Continuous Service. In the event a Participant's Continuous Service terminates (other than upon the Participant's death or Disability), the Participant may exercise his Option (to the extent that the Participant was entitled to exercise such Option as of date of termination) but only within such period of time ending on the earlier of
     (i)  the  date  three  (3)  months   following  the   termination   of  the
     Participant's Continuous Service (or such longer or shorter period specified in the stock option agreement), or (ii) the expiration of the term of the Option as set forth in the stock option agreement. If, after termination, the Participant does not exercise his Option within the time specified in the stock option agreement, the Option shall terminate.

         (e) Disability of Participant. In the event that a Participant's Continuous Service terminates as a result of the Participant's Disability, the Participant may exercise his Option (to the extent the Participant was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve
     (12) months following such termination (or such longer or shorter period specified in the stock option agreement) or (ii) the expiration of the term of the Option as set forth in the stock option agreement. If, after termination, the Participant does not exercise his Option within the time specified herein, the Option shall terminate.

         (f) Death of Participant. In the event (i) a Participant's Continuous Service terminates as a result of the Participant's death or (ii) the Participant dies within the period (if any) specified in the stock option agreement after the termination of the Participant's Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Participant was entitled to exercise such Option as of the date of death) by the Participant's estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Participant's death pursuant to Section 9, but only within the period ending on the earlier of (1) the date twelve (12) months following the date of death (or such longer or shorter period specified in the stock option agreement) or (2) the expiration of the term of such Option as set forth in the stock option agreement. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.

         (g) Extension of Termination Date. A Participant's stock option agreement may also provide that if the exercise of the Option following the termination of the Participant's Continuous Service (other than upon the Participant's death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act of 1933, as amended (the "1933 Act"), then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in Subsection 7(b)(i) or
     (ii) the expiration of a period of three (3) months after the termination of the Participant's Continuous Service during which the exercise of the Option would not be in violation of such registration requirements. With respect to Incentive Stock Options, in no event shall this section permit exercise in a manner that would cause the option not to qualify as an Incentive Stock Option.

         (h) Early Exercise. The Option may, but need not, include a provision whereby the Participant may elect at any time before the Participant's Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option. Any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate.

     8. METHOD OF EXERCISE OF OPTIONS

         (a) Options may be exercised by the Participant by giving written or electronic notice (as specified by the Committee) of the exercise to the Company, stating the number of shares the Participant has elected to purchase under the Option. In the case of the purchase of shares under an Option, such notice shall be effective only if accompanied by the exercise price in full in cash; provided, however, that if the terms of an Option, or the Committee by separate action, so permits, the Participant may (i) deliver Mature Shares (valued at their Fair Market Value on the date of exercise) in satisfaction of all or part of the exercise price, (ii) deliver an interest bearing promissory note, payable to the Company, in payment of all or part of the exercise price together with such collateral as may be required by the Committee at the time of exercise, or (iii) deliver a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company, from the sale or loan proceeds with respect to the sale of Company Stock or a loan secured by Company Stock, the amount necessary to pay the exercise price and, if required by the Committee, Applicable Withholding Taxes. The interest rate under any such promissory note shall be established by the Committee and shall be at least equal to the minimum interest rate required at the time to avoid imputed interest under the Code.

         (b) The Company may require the Participant to execute a shareholder agreement or any such other form of agreement as it may deem appropriate as a condition to the transfer of Company Stock to the Participant upon exercise of an Option. The Company may place on any certificate representing Company Stock issued upon the exercise of an Option any legend deemed desirable by the Company's counsel to comply with federal or state securities laws, and the Company may require a customary written indication of the Participant's investment intent. Until the Participant has made any required payment, including payment of any Applicable Withholding Taxes, and has had issued a certificate for the shares of Company Stock acquired, the Participant shall possess no shareholder rights with respect to the shares.

         (c) Each Participant shall agree as a condition of the exercise of an Option to pay to the Company Applicable Withholding Taxes, or make arrangements satisfactory to the Company regarding the payment to the Company of such amounts. Until Applicable Withholding Taxes have been paid or arrangements satisfactory to the Company have been made, no stock certificate shall be issued upon the exercise of an Option.

         (d) As an alternative to making a cash payment to the Company to satisfy Applicable Withholding Taxes, if the stock option agreement so provides, or the Committee by separate action so provides, a Participant may, subject to the provisions set forth below, elect to (i) deliver Mature Shares or (ii) have the Company retain that number of shares of Company Stock that would satisfy all or a specified portion of the Applicable Withholding Taxes. The Committee shall have sole discretion to approve or disapprove any such election.

         (e) Notwithstanding anything herein to the contrary, if the Company Stock is Publicly Traded, Options shall always be granted and exercised in such a manner as to conform to the provisions of Rule 16b-3.

     9. NONTRANSFERABILITY OF OPTIONS. Options and Restricted Stock shall not be transferable except to the extent specifically provided in the Incentive Award. Incentive Stock Options, by their terms, shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the Participant's lifetime only by the Participant. In no event shall any Option be transferable during such time as the Company is an "S Corporation" for purposes of the Code.

     10. EFFECTIVE DATE OF THE PLAN. The effective date of the Plan is May 30, 2001. The Plan was approved by the shareholders of the Company on May 30, 2001 and was amended and restated by the Board effective October 23, 2001. Until the requirements of any applicable federal or state securities laws have been met, no Option shall be exercisable, and no Restricted Stock shall be granted.

     11. TERMINATION, MODIFICATION, CHANGE.

         (a) If not sooner terminated by the Board, this Plan shall terminate at the close of the business day that is the day immediately preceding the ten-year anniversary of the effective date (as provided in Section 10). No Incentive Awards shall be made under the Plan after its termination. The Board may terminate the Plan or may amend the Plan in such respects as it shall deem advisable; provided, that, if and to the extent required by the Code, applicable federal or state securities laws, or regulations thereunder, or any applicable Nasdaq or securities exchange listing requirement, no change shall be made that materially increases the total number of shares of Company Stock reserved for issuance pursuant to Incentive Awards granted under the Plan (except pursuant to Section 12), materially expands the class of persons eligible to receive Incentive Awards, or materially increases the benefits accruing to Participants under the Plan, unless such change is authorized by the shareholders of the Company. Notwithstanding the foregoing, the Board may amend the Plan and unilaterally amend Incentive Awards as it deems appropriate to ensure compliance with applicable federal or state securities laws or regulations thereunder, or any applicable Nasdaq or securities exchange listing requirement, and to cause Incentive Stock Options to meet the requirements of the Code and regulations thereunder, or to cause Incentive Awards to meet conditions imposed under Section 17 of the Plan. Except as provided in the preceding sentence, a termination or amendment of the Plan shall not, without the consent of the Participant, detrimentally affect a Participant's rights under an Incentive Award previously granted to the Participant.

         (b) Notwithstanding the provisions of subsection (a) above, this subsection (b) will apply if the Company is involved in any merger or similar transaction that the Company intends to treat as a "pooling of interest" for financial reporting purposes. In such a case, the Committee may amend the terms of any Incentive Award or of the Plan to the extent that the Company's independent accountants determine that such terms would preclude the use of "pooling of interest" accounting. The authority of the Committee to amend the terms of any Incentive Award or of the Plan includes, without limitation, the right (i) to rescind or suspend any terms that are contingent on a Change in Control, such as the acceleration of vesting or provisions for special payments to a Participant; (ii) to modify Incentive Awards to comply with prior practices of the Company as to the terms of Incentive Awards; (iii) to provide for payment to the Participant of Company Stock or stock of the other party to the transaction equal to the fair value of the Incentive Award; and (iv) to suspend any provisions for payment of an Incentive Award in cash. The authority of the Committee under this section may be exercised in the Committee's sole and complete discretion.

     12. CHANGE IN CAPITAL STRUCTURE

         (a) In the event of a stock dividend, stock split or combination of shares, recapitalization, merger in which the Company is the surviving corporation, reorganization, reincorporation, consolidation, or other change in the Company's capital stock without the receipt of consideration by the Company (including, but not limited to, the creation or issuance to shareholders generally of rights, options or warrants for the purchase of common stock or preferred stock of the Company), the number and kind of shares of stock or securities of the Company to be subject to the Plan and to Incentive Awards then outstanding or to be granted thereunder, the maximum number of shares or securities which may be delivered under the Plan pursuant to Section 4, and the exercise price and other terms and relevant provisions of Incentive Awards shall be appropriately adjusted by the Committee, whose determination shall be binding on all persons. If the adjustment would produce fractional shares with respect to any Restricted Stock or unexercised Option, the Committee may adjust appropriately the number of shares covered by the Incentive Award so as to eliminate the fractional shares.

         (b) If the Company is a party to a consolidation or a merger in which the Company is not the surviving corporation, a transaction that results in the acquisition of substantially all of the Company's outstanding stock by a single person or entity, or a sale or transfer of substantially all of the Company's assets, the Committee may take such actions with respect to outstanding Incentive Awards as the Committee deems appropriate.

         (c) Notwithstanding anything in the Plan to the contrary, the Committee may take the foregoing actions without the consent of any Participant, and the Committee's determination shall be conclusive and binding on all persons for all purposes.

     13. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Committee. The Committee shall consist of not less than two members of the Board, who shall be appointed by the Board. Subject to paragraph (d) below, if the Company Stock is Publicly Traded, the Committee shall be the Compensation Committee of the Board unless the Board shall appoint another Committee to administer the Plan. The Committee shall have general authority to impose any limitation or condition upon an Incentive Award the Committee deems appropriate to achieve the objectives of the Incentive Award and the Plan and, without limitation and in addition to powers set forth elsewhere in the Plan, shall have the following specific authority:

         (a) The Committee shall have the power and complete discretion to determine (i) which eligible persons shall receive Incentive Awards and the nature of each Incentive Award (subject to the terms of Section 5 herein),
     (ii) the number of shares of Company Stock to be covered by each Incentive Award, (iii) whether Options shall be Incentive Stock Options or Nonstatutory Stock Options, (iv) the Fair Market Value of Company Stock,
     (v) the time or times when an Incentive Award shall be granted, (vi) whether an Incentive Award shall become vested over a period of time and when it shall be fully vested, (vii) when Options may be exercised, (viii) whether a Disability exists, (ix) the manner in which payment will be made upon the exercise of Options, (x) conditions relating to the length of time before disposition of Company Stock received upon the exercise of Options is permitted, (xi) whether to approve a Participant's election (A) to deliver Mature Shares to satisfy Applicable Withholding Taxes or (B) to have the Company withhold from the shares to be issued upon the exercise of a Nonstatutory Stock Option the number of shares necessary to satisfy Applicable Withholding Taxes, (xii) notice provisions relating to the sale of Company Stock acquired under the Plan, (xiii) when Incentive Awards may be forfeited or expire, and (xiv) any additional requirements relating to Incentive Awards that the Committee deems appropriate. The Committee shall have the power to amend the terms of previously granted Incentive Awards so long as the terms as amended are consistent with the terms of the Plan and provided that the consent of the Participant is obtained with respect to any amendment that would be detrimental to him or her, except that such consent will not be required if such amendment is for the purpose of complying with Rule 16b-3 or any requirement of the Code applicable to the Incentive Award.

         (b) The Committee may adopt rules and regulations for carrying out the Plan. The interpretation and construction of any provision of the Plan by the Committee shall be final and conclusive. The Committee may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

         (c) A majority of the members of the Committee shall constitute a quorum, and all actions of the Committee shall be taken by a majority of the members present. Any action may be taken by a written instrument signed by all of the members, and any action so taken shall be fully effective as if it had been taken at a meeting.

         (d) The Board from time to time may appoint members previously appointed and may fill vacancies, however caused, in the Committee. If a committee of the Board is appointed to serve as the Committee, such Committee shall have, in connection with the administration of the Plan, the powers possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board.

         (e) With respect to Non-Employee Directors, the Board or the Committee shall be authorized to make grants of Restricted Stock and Nonstatutory Stock Options in its discretion, provided such grants are made in compliance with other provisions of the Plan. In such case, the Board shall hold the same general and specific authority granted to the Committee under this Section 13 and other provisions of the Plan.

     14. NOTICE. All notices and other communications required or permitted to be given in writing under this Plan shall be deemed to have been duly given if delivered personally or mailed first class, postage prepaid, as follows (a) if to the Company--at its principal business address to the attention of the Company Treasurer; (b) if to any Participant--at the last address of the Participant known to the sender at the time the notice or other communication is sent.

     15. SHAREHOLDER RIGHTS. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Company Stock subject to an Incentive Award unless and until such Participation has satisfied all requirements under the terms of the Incentive Award.

     16. NO EMPLOYMENT OR OTHER SERVICE RIGHTS. Nothing in the Plan or any instrument executed or Incentive Award granted under the Plan shall confer upon any Participant any right to continue to serve the Company (or a Parent or Subsidiary of the Company) in the capacity in effect at the time the Incentive Award was granted or shall affect the right of the Company (or a Parent or Subsidiary of the Company) to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant's agreement with the Company (or a Parent or Subsidiary of the Company), or (iii) the service of a Non-Employee Director pursuant to the bylaws of the Company (or a Parent or Subsidiary of the Company), and any applicable provisions of the corporate law of the state in which the Company (or a Parent or Subsidiary of the Company) is incorporated, as the case may be.

     17. OPTIONS GRANTED TO NON-EXEMPT EMPLOYEES. Any Option granted to an Employee who is a nonexempt Employee for purposes of the Fair Labor Standards Act of 1938 (the "FLSA") shall not be exercisable by the Employee for a period of at least six months after the Date of Grant, to the extent required under the FLSA for such Option to be excluded from the Employee's "regular rate" (as defined under the FLSA). The Committee may impose such other conditions or limitations on Options granted to nonexempt Employees as it may deem appropriate to qualify such Options for exemption from such Employees' regular rate under the FLSA.

     18. INTERPRETATION. The terms of the Plan shall be governed by the laws of the state of North Carolina, without regard to the conflict of law provisions of any jurisdiction. The terms of this Plan are subject to all present and future regulations and rulings of the Secretary of the Treasury or his delegate relating to the qualification of Incentive Stock Options under the Code. If any provision of the Plan conflicts with any such regulation or ruling, then that provision of the Plan shall be void and of no effect.

         IN WITNESS WHEREOF, the RF Nitro Communications, Inc. 2001 Stock Incentive Plan, as amended and restated effective as of October 23, 2001, has been executed on behalf of the Company this 16th day of November, 2001.


                                   RF MICRO DEVICES, INC.


                                   By:  /s/ William Priddy
                                        ----------------------------------------
                                   Name:    William Priddy
                                        ----------------------------------------
                                   Title:   CFO
                                        ----------------------------------------